Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

by and among

Multi-Fineline Electronix, Inc.

Wearnes Technology (Private) Limited

United Wearnes Technology Pte Ltd

and

WBL Corporation Limited

Dated as of November 30, 2012

i

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of November 30, 2012, is by and between (1) Multi-Fineline Electronix, Inc., a Delaware corporation (the “Company”), and (2) Wearnes Technology (Private) Limited, a corporation organized under the laws of Singapore, United Wearnes Technology Pte Ltd, a corporation organized under the laws of Singapore, and WBL Corporation Limited, a corporation organized under the laws of Singapore (collectively the “Investors” and each, an “Investor”).

WHEREAS, the parties hereto desire that the Company provide the Investors with registration rights with respect to the Registrable Securities (as defined below), as set forth in this Agreement; and

WHEREAS, the Investors have agreed to enter into lock-up agreements and perform the other obligations set forth herein.

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“10b5-1 Plan” shall mean the Company’s trading plan in accordance with Rule 10b5-1 under the Exchange Act, pursuant to which the Company is authorized to buy back up to 200,000 shares of Common Stock, with an expected effective date of December 3, 2012 and expiration date of December 31, 2012, unless terminated earlier in accordance with its terms.

“10b5-1 Plan Period” shall have the meaning set forth in Section 2(a)(iii).

“Affiliate” shall mean an affiliate, as defined in Rule 405 of the Securities Act.

“Beneficial Owner,” and all derivatives thereof, shall have the meaning ascribed to it in Rule 13d-3 promulgated under the Exchange Act.

“Business Day” shall mean a day (other than a Saturday or a Sunday) on which banks are generally open for business in New York.

“Common Stock” shall mean the common stock, par value US$0.0001 per share, of the Company.

“Company” shall have the meaning set forth in the Recitals.

“Confidentiality Agreement” shall have the meaning set forth in Section 4(a)(xv).

“Delay Condition” shall have the meaning set forth in Section 2(c).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“FINRA” shall have the meaning set forth in Section 4(a)(xvii) hereof.

“Holder” shall mean any holder of Registrable Securities who is an Investor or Permitted Assign.

“Investor” shall have the meaning set forth in the Recitals.

“Issuer Free Writing Prospectus” shall mean any issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Losses” shall have the meaning set forth in Section 7(a) hereof.

“Marketing Materials” shall have the meaning set forth in Section 7(a) hereof.

“Permitted Assign” shall have the meaning set forth in Section 13(m) hereof.

“Person” shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Piggyback Notice” shall have the meaning set forth in Section 3(a) hereof.

“Piggyback Registration” shall have the meaning set forth in Section 3(a) hereof.

“Proceeding” shall mean an action, claim, suit, arbitration or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” shall mean all shares of Common Stock held or thereafter acquired by any Holder or acquired by any person from any Holder so that such person becomes a Permitted Assign including (i) any shares of Common Stock issued to, issuable to or acquired by a Holder as a result of the exercise by them of any statutory or contractual pre-emptive, tag along, first offer or other similar right, and (ii) any other shares of Common Stock issued in respect of such shares of Common Stock (because of share splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, any such Registrable Securities shall cease to be Registrable Securities upon any sale pursuant to (a) a Registration Statement, unless such sale is to a Person that becomes a Permitted Assign in accordance with Section 13(m), or (b) Rule 144 under the Securities Act.

“registration” shall mean a registration with the SEC of the Company’s securities for offer and sale to the public under a Registration Statement. The terms “register” and “registered” shall have a correlative meaning.

“Registration Expenses” shall have the meaning set forth in Section 6(a).

“Registration Statement” shall mean any registration statement of the Company under the Securities Act, including the Resale Shelf Registration Statement, which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, (including any information deemed to be a part thereof pursuant to Rule 430A or Rule 430B under the Securities Act and post-effective amendments) all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Resale Shelf Period” shall have the meaning set forth in Section 2(a)(iii).

“Resale Shelf Registration” shall have the meaning set forth in Section 2(a)(i).

“Resale Shelf Registration Statement” shall have the meaning set forth in Section 2(a)(i).

“Resale Shelf Registration Suspension Period” shall have the meaning set forth in Section 2(c).

“SEC” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities” shall mean any debt and/or equity securities (or any securities convertible into or exchangeable or exercisable for such securities or any combination thereof) of the Company.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“underwritten registration” or “underwritten offering” shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

“WBL Group” shall mean WBL Corporation Limited and its subsidiaries and Affiliates.

Section 2. Resale Shelf Registration.

(a) Registration.

(i) The Company shall use its reasonable efforts to (1) file, under and in accordance with the provisions of the Securities Act and pursuant to the terms of this

Agreement, one “shelf” registration with respect to the resale of Registrable Securities by the Holders (the “Resale Shelf Registration”) on an appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the “Resale Shelf Registration Statement”), which permits registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution elected by such Holders as set forth in the Resale Shelf Registration Statement, as promptly as practicable, but not later than thirty (30) days, or the first Business Day after the completion of any blackout period within this thirty (30) days, whichever is later, after the date of this Agreement, and (2) cause such Resale Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

(ii) At the time the Resale Shelf Registration Statement is declared effective, each Holder shall be named as a selling securityholder in the Resale Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of Registrable Securities in accordance with applicable law.

(iii) Subject to Section 2(c) and (d), the Company shall use its reasonable efforts to maintain the effectiveness of the Resale Shelf Registration Statement for a period of not less than thirty-six (36) months plus (to the extent permitted by Rule 415, without the need for the filing of a new Registration Statement) (1) the number of days during which the selling Holders are prohibited from making sales pursuant to the Resale Shelf Registration because of any stop order, injunction or other order or requirement of the SEC or any other U.S. governmental agency or court, and (2) the number of days constituting any Resale Shelf Registration Suspension Period (as defined below), or the 10b5-1 Plan Period (as defined below) (or such shorter period as shall terminate when all Registrable Securities covered by such Resale Shelf Registration Statement have been sold or withdrawn) (the “Resale Shelf Period”). The Company shall not be deemed to have used its reasonable efforts to keep the Resale Shelf Registration Statement effective during the Resale Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Resale Shelf Registration Statement during the Resale Shelf Period, unless such action or omission is required by applicable law or otherwise permitted under this Agreement. Subject to the other provisions hereof, the Holders shall have the right to request that an underwritten offering of the Registrable Securities be effected off the Resale Shelf Registration at any time; provided, that in no event shall such an underwritten offering be effected during the period beginning as of the effectiveness of the 10b5-1 Plan and ending fourteen (14) days after the expiration of the 10b5-1 Plan (the “10b5-1 Plan Period”).

(b) Priority on Resale Shelf Registration. If any of the Registrable Securities registered pursuant to the Resale Shelf Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter or underwriters advise the Holders of such securities in writing that in its view the total number or dollar amount of Registrable Securities proposed to be sold in such offering exceeds the number or dollar amount which can be sold in such offering within a proposed price range without adversely affecting the distribution of the securities being offered, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Securities that in the opinion of such managing underwriter or underwriters can be sold without such adverse effect, and such number or dollar amount of Securities shall be allocated as follows:

(i) first, the number of Registrable Securities requested to be included in the offering by all Holders, determined pro rata based on the number of Registrable Securities requested to be included in the offering by such Holders; and

(ii) second, and only if all the Registrable Securities referred to in clause (i) have been included, the number of Securities that the Company proposes to include in the offering that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect.

(c) Postponement or Suspension of Resale Shelf Registration. The Company shall be entitled to postpone (but not more than three times in any twelve (12)-month period), for reasonable periods of time not exceeding thirty (30) days on any one occasion (which, upon the occurrence of, or possibility of, a material corporate development, may be extended with the consent of the Holders, not to be unreasonably withheld), the filing or amendment of the Resale Shelf Registration Statement or suspend the use of the Resale Shelf Registration Statement (each such occasion a “Resale Shelf Registration Suspension Period”) if the Company delivers to the Holders requesting registration (or participating in the Resale Shelf Registration) a notice signed by a senior officer of the Company notifying the Holders that, in the good faith judgment of the board of directors of the Company, such registration and offering (or sales pursuant to the Resale Shelf Registration Statement) would require disclosure of information that has not been disclosed to the public, the premature disclosure of which could materially adversely affect the Company and the Company would not otherwise be required to disclose (a “Delay Condition”). Such notice shall contain a statement of the reasons for such postponement or suspension and an approximation of the anticipated delay. The Holders receiving such notice shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 4(a)(xv). Upon the termination of the reason for such postponement or suspension, the Company shall promptly give written notice to the Holders and shall promptly effect such registration or terminate any suspension of sales it has put into effect and shall take such other actions to permit sales of Registrable Securities by the Holders under the Resale Shelf Registration Statement as contemplated by this Agreement. In no event shall any blackout period under the Company’s trading policy be counted for purposes of calculating a Resale Shelf Registration Suspension Period. Each Holder hereby acknowledges and agrees that, notwithstanding anything to the contrary in this Agreement, the Company shall have no liability or responsibility for any sale of Registrable Securities by a Holder during such a blackout period. Notwithstanding the foregoing and the length of the past blackout periods pursuant to the Company’s trading policy, upon any Investor’s request that the Company accelerate the publication of its earnings results or make public other information necessary to shorten the Resale Shelf Registration Suspension Period or terminate the Company’s blackout period pursuant to its trading policy, the Company will consider such request in good faith.

(d) Initial Sale(s) and Termination of Agreement. The Investors agree to offer and sell no less than four (4) million Registrable Securities to a third party who is not a member of the WBL Group in a transaction effected off the Resale Shelf Registration Statement, unless waived by the Company and the Investors. If the Investors fail to sell such amount of Registrable Securities no later than twelve (12) months following the date of effectiveness of the Resale Shelf Registration Statement, this Agreement shall terminate and be of no further force or effect; provided, that the provisions of Section 6, Section 7(a), Section 13(f), Section 13(g) and Section 13(l) shall survive any such termination, provided, further, that any delays which affect the sale of the Registrable Securities pursuant to the Resale Shelf Registration Statement will not count as part of the twelve (12)-month period referred to in this Section if caused by the circumstances described in the following clauses:

(i) the occurrence of a Resale Shelf Registration Suspension Period;

(ii) the 10b5-1 Plan Period;

(iii) the interference with the registration or offering pursuant to the Resale Shelf Registration Statement, by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court; or

(iv) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration not being satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a selling Holder.

In the event of any delay caused by circumstances described in Section 2(d)(i), Section 2(d)(ii), Section 2(d)(iii) or Section 2(d)(iv) above, the twelve (12)-month period shall restart upon the date of a notice provided by the Company that confirms that the circumstances causing the delays described in Section 2(d)(i), Section 2(d)(ii), Section 2(d)(iii) or Section 2(d)(iv) are no longer extant and that the sale of the Registrable Securities may proceed. For the avoidance of doubt, the twelve (12)-month period may restart any number of times so long as any delays are caused by the circumstances described in Section 2(d)(i), Section 2(d)(ii), Section 2(d)(iii) or Section 2(d)(iv).

Section 3. Piggyback Registration.

(a) Right to Piggyback. If the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock by and for the account of the Company (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan or in which the only stock being registered is stock issuable upon conversion of debt securities that are also being registered), or any shareholder of the Company, then, each such time, the Company shall give prompt written notice of such filing not later than ten (10) days following the initial filing date (the “Piggyback Notice”) to all of the Holders. The Piggyback Notice shall offer such Holders the opportunity to include in such registration statement the number of Registrable Securities as each such Holder may request (a “Piggyback Registration”). Subject to Section 3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after notice has been given to the applicable Holder. The eligible Holders shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. The Company shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (i) one hundred and eighty (180) days after the effective date thereof, provided, however, that such period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of the Company or the Company pursuant to the provisions of this Agreement, and (ii) consummation of the distribution by the Holders included in such Registration Statement.

(b) Priority on Piggyback Registrations. If the managing underwriter or underwriters of any proposed underwritten offering have informed the Company in writing that it is their good faith opinion that the total number or dollar amount of securities that the Company or the Person exercising a contractual right to demand registration, as the case may be, such Holders and any other Persons having rights to participate in such registration intend to include in such offering exceeds the number or dollar amount which can be sold in such offering within a proposed price range without adversely affecting the distribution of the securities being offered, then there shall be included in such underwritten offering the number or dollar amount of securities that in the opinion of such managing underwriter or underwriters can be sold without such adverse effect, and such number or dollar amount of securities shall be allocated as follows:

(i) first, the number of securities proposed to be sold in the offering by the Company or such Person exercising a contractual right to demand registration, as the case may be;

(ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Holders that have requested to participate in such offering based on the number of Registrable Securities requested to be included in the offering by such Holders; and

(iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included, the number of securities, if any, requested to be included in the offering by any other Persons having a contractual incidental or piggyback right to include securities in the offering, determined pro rata based on the number of securities requested to be included in the offering by such other Persons.

Section 4. Registration Procedures.

(a) Subject to Section 4(g) or as otherwise provided in this Agreement, if and whenever the Company is required to use its reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 and Section 3 hereof, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(i) Prepare and file with the SEC a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the holders thereof or the Company in accordance with the intended method or methods of distribution thereof, and use its reasonable efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing such a Registration Statement (other than in connection with the initial filing of a Piggyback Registration or any Registration Statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan or in which the only stock being registered is stock issuable upon conversion of debt securities that are also being registered), Prospectus or any amendments or supplements thereto (excluding documents filed under the Exchange Act that would be incorporated or deemed to be incorporated therein by reference, or any amendment or supplement solely to add or change selling stockholders named therein) or any Issuer Free Writing Prospectus, the Company shall furnish or otherwise make available to the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file the Resale Shelf Registration Statement, Prospectus or any amendments or supplements thereto (including such documents filed under the Exchange Act that, upon filing, would be incorporated or deemed to be incorporated by reference therein) or any Issuer Free Writing Prospectus with respect to the Registrable Securities to which the Holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, unless the Company determines after consultation with its counsel that such filing is necessary or appropriate.

(ii) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective or to add or amend the selling Holders named therein as may be necessary, during the applicable period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any supplement thereto or any Issuer Free Writing Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act.

(iii) Notify each selling Holder, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (1) when a Prospectus, any amendment or supplement to such Prospectus, post-effective amendment or any Issuer Free Writing Prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or an Issuer Free Writing Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 4(a)(xiv) below cease to be true and correct, and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

(iv) Notify each selling Holder, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, of the happening of any event that makes any statement made in such Registration Statement, related Prospectus, any document incorporated or deemed to be incorporated therein by reference or any Issuer Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus, documents or Issuer Free Writing Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus or the Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(v) Use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice preventing or suspending the effectiveness of a Registration Statement or the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest practical date.

(vi) If requested by the managing underwriters, if any, or the Holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, or the Holders participating in the Resale Shelf Registration, promptly include in a supplement to the Prospectus, post-effective amendment or Issuer Free Writing Prospectus, such information as the managing underwriters, if any, and such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such supplement to the Prospectus, such post-effective amendment or such Issuer Free Writing Prospectus as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 4(a)(vi) that are not, in the judgment of the Company, after consultation with its counsel, necessary or appropriate.

(vii) Furnish or make available to each selling Holder, its counsel and each managing underwriter, if any, without charge, conformed copies of the Registration Statement, the Prospectus and any supplements thereto, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such Holder, counsel or underwriter).

(viii) Deliver to each selling Holder, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto, each Issuer Free Writing Prospectus and such other documents as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Company, subject to Section 4(d), hereby consents to the use of such Prospectus and each amendment or supplement thereto or any Issuer Free Writing Prospectus by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus, any such amendment or supplement thereto and any Issuer Free Writing Prospectus.

(ix) Prior to any public offering of Registrable Securities, use its reasonable efforts to register or qualify or cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Holders to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it is not then so qualified or (2) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

(x) Cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Holder that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may request at least two (2) Business Days prior to any sale of Registrable Securities.

(xi) Use its reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the Holders or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities; provided, however, that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it is not then so qualified or (2) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject. To the extent any approval or registration relates specifically to the Holders, the Company shall not be responsible to obtain the approval or registration, but shall cooperate reasonably with the Holders to enable them to secure any such required approval or registration.

(xii) Upon the occurrence of any event contemplated by Section 4(a)(iv) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading, and in the case of the Prospectus, such Prospectus as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(xiii) Use its reasonable efforts to cause all Registrable Securities covered by such Registration Statement to be authorized to be listed on the NASDAQ Global Select Market or other stock exchange or trading system, if any, on which the Common Stock primarily trades on or prior to the date on which the SEC declares a Registration Statement effective or on which a Registration Statement otherwise becomes effective.

(xiv) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, and with respect to an underwritten registration, (1) make such representations and warranties to the Holders and the underwriters with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, (2) use its reasonable efforts to furnish to the underwriters opinions of counsel for the Company and updates thereof (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the managing underwriters), addressed to each of the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters, (3) use its reasonable efforts to obtain “comfort letters” and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort letters” in connection with underwritten offerings, (4) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 7(a) hereof with respect to all parties to be indemnified pursuant to said Section 7(a), and (5) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold, their counsel and the managing underwriters to evidence the continued validity of the representations and warranties made pursuant to Section 4(a)(xiv)(1) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

(xv) Subject to the Nondisclosure Agreement dated June 15, 2005, as amended by Amendment No. 1 thereto dated the date hereof (the “Confidentiality Agreement”), between the Company and WBL Corporation Limited, make reasonably available for inspection by a representative of the selling Holders, an underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling Holders or underwriter, at the offices where normally kept, during business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement, unless the disclosure or sharing of any such information is restricted or protected by a confidentiality agreement, attorney-client privilege or any other similar restriction; provided, that any such Person gaining access to information regarding the Company pursuant to this Section 4(a)(xv) shall agree to hold in confidence and shall not make any disclosure or use any information regarding the Company that it determines in good faith to be confidential, and of which determination such Person is notified, unless (A) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (B) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge, (C) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company, or (D) such information is independently developed by such Person. Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company or its subsidiaries in violation of law; and provided, further that, such inspection and information gathering shall be coordinated on behalf of the selling Holders and the underwriter(s) by one counsel designated by the underwriter(s), or if no underwriters are involved, on behalf of the selling Holders by one counsel designated by them.

(xvi) Cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any underwritten offering of Registrable Securities and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto; provided, that (i) such requested cooperation does not unreasonably and materially interfere with the ongoing operations of the Company and (ii) in no event shall the Company be obligated to cause its senior executives to participate in “road show” presentations or in any underwritten offering during any blackout period under the Company’s trading policy or any Resale Shelf Suspension Period.

(xvii) Cooperate with each selling Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xviii) Take no direct or indirect action prohibited by Regulation M under the Exchange Act.

(xix) Otherwise comply in all material respects with all applicable rules and regulations under the Securities Act, including making available to its securityholders an earnings statement covering at least twelve (12) months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force).

(xx) Take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with the offering of Registrable Securities under the Resale Shelf Registration or Piggyback Registration complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(xxi) Take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

(b) In connection with any registration of Registrable Securities, each selling Holder shall cooperate with the Company and the managing underwriters, if any, in each sale of such Registrable Securities referred to in Section 4(a) and shall, as expeditiously as possible enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Company or the managing underwriters, if any, to expedite or facilitate the disposition of such Registrable Securities, and with respect to an underwritten registration, (1) make such representations and warranties to the Company and the underwriters, in each case in form, substance and scope as are customarily made by selling shareholders to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, (2) use its reasonable efforts to furnish to the underwriters opinions of counsel for the selling Holders and updates thereof (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the managing underwriters), addressed to each of the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters, and (3) comply with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M. Further, no selling Holder shall effect any “distribution” of Registrable Securities for purposes of Regulation M prior to the expiration of the 10b5-1 Plan Period.

(c) The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request.

(d) The Company agrees that it shall include in the Resale Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling securityholders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that any Holders, including Persons that become Holders after the date of this Agreement, may be added to the Resale Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

(e) Subject to the provisions of Section 13(m), if any Person becomes a Permitted Assign as a result of any purchase or distribution of Registrable Securities, the Company shall, upon request by such Person, promptly prepare and file with the SEC any of (1) a post-effective amendment to the Resale Shelf Registration Statement, (2) a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference, or (3) any other required document, as required, so that such Person is named a selling securityholder in the Resale Shelf Registration Statement and the related Prospectus in such a manner as to permit such Person to deliver such Prospectus to purchasers of the Securities in accordance with applicable law, provided, that the Company shall only grant such request if such Person is required by applicable law to be named as a selling securityholder within the relevant filing.

(f) Each Holder agrees if such Holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (2) through (5) of Section 4(a)(iii) or Section 4(a)(iv), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 4(a)(xii) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus or Issuer Free Writing Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or such Issuer Free Writing Prospectus; provided, however, that the Company shall, subject to Section 2(c), extend the time periods under Section 2 with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the Holder is required to discontinue disposition of such securities. Notwithstanding the foregoing, the Company may suspend the use of a Prospectus and shall not be required to amend or supplement the Resale Shelf Registration Statement, and related Prospectus or any document incorporated by reference during a Resale Shelf Registration Suspension Period.

(g) Right to Terminate. Notwithstanding anything to the contrary contained herein, the Company, in its sole discretion, shall have the right to terminate or withdraw any underwritten offering that includes Securities under any Piggyback Registration, at any time, whether or not any Holder has elected to include Registrable Securities in such offering.

Section 5. Stand-off Agreement.

(a) Company, Officers and Directors’ Stand-off. The Company agrees, if requested by the managing underwriter or underwriters of an offering by a Holder of Registrable Securities pursuant to a Registration Statement, not to effect any public sale or distribution of any securities that are the same as or similar to the Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning fourteen (14) days before and ending ninety (90) days (or such lesser period as may be permitted for the Company by such managing underwriter or underwriters) after the execution of the underwriting agreement in connection therewith. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to registrations on Form S-8 or any successor form or as part of any registration of securities for offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement. The Company agrees to use its reasonable efforts to obtain a similar “lock-up” agreement from each director and executive officer of the Company. Without limiting the foregoing, if after the date hereof the Company grants any Person (other than a Holder) any rights to demand or participate in a registration, the Company agrees that the agreement with respect thereto shall include such Person’s agreement to comply with any “lock-up” period required by this Section as if it were the Company.

(b) Holders’ Stand-off. The Holders agree, if requested by the managing underwriter or underwriters of a public offering by the Company of the Company’s Common Stock, not to effect any public sale of any securities (except, in each case, as part of the applicable registration, if permitted) that are the same as or similar to the Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning fourteen (14) days before and ending ninety (90) days (or such lesser period as may be permitted for all Holders by the Company or such managing underwriter or underwriters) after the execution date of the underwriting agreement in connection therewith, to the extent timely notified in writing by the Company or the managing underwriter or underwriters; provided, that such restriction shall not apply to securities acquired in the public market.

Section 6. Registration Expenses.

(a) Registration Expenses Generally. Except as expressly provided herein, all expenses incident to the Company’s performance of or compliance with this Agreement in respect of the registration of the Resale Shelf Registration Statement or any offering effected by the Holders off the Resale Shelf Registration Statement shall be paid by the Company, including (i) all registration and filing fees with respect to, and any other fees and expenses associated with, filings required to be made with the SEC, FINRA and any other regulatory authority, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including any fees and disbursements of counsel for the underwriters in connection with “Blue Sky” qualifications of the Registrable Securities pursuant to Section 4(a)(ix), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses, Issuer Free Writing Prospectuses or any other offering materials), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and “comfort letters” required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on the NASDAQ Global Select Market, (vii) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration and (viii) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging. All such expenses are referred to herein as “Registration Expenses”. The Company shall not be required to pay underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities, and the fees and disbursements of the selling Holders’ own counsel.

(b) Subsequent Offerings. Notwithstanding Section 6(a), all external legal expenses and external accounting expenses incurred by the Company that are incident to the Company’s performance of or compliance with this Agreement in respect of any subsequent offering by the Holders effected off the Resale Shelf Registration Statement after the first completed offering shall be shared equally (i.e. 50 percent each) between the Company on the one part and the Investors, collectively, on the other part. The Company shall not be required to pay underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities, and the fees and disbursements of the selling Holders’ own counsel.

Section 7. Indemnification.

(a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), each underwriter, if any, and the officers, directors, partners, members, agents and employees of each such underwriter, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such underwriter, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered or any amendment thereto, in any preliminary or final Prospectus or any amendment or supplement thereto, or any documents incorporated by reference therein, in any Issuer Free Writing Prospectus, or in any other disclosure document produced by or on behalf of the Company or any of its subsidiaries, including in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Registrable Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a preliminary or final Prospectus, any Issuer Free Writing Prospectus or any Marketing Material, in light of the circumstances under which they were made) not misleading; and (ii) if requested by the managing underwriter or underwriters of the relevant underwritten offering, indemnification against any Losses arising out of the Company’s breach or alleged breach of any of its obligations, or of any of its representations, warranties or undertakings, set out in the relevant underwriting agreement; provided, that the Company shall not be liable to any particular indemnified party to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or such other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder; provided, further, however, that the foregoing indemnity agreement with respect to any Prospectus shall not inure to the benefit of any Indemnified Person who failed to deliver an amendment or supplement thereto filed by the Company in accordance with Section 4(a)(i) (provided by the Company to such Indemnified Person in the requisite quantity and on a timely basis to permit proper delivery on or prior to the time of sale for securities for purposes of Rule 159 under the Securities Act) to the Person asserting any Losses caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in an amendment or supplement thereto that has been so provided by the Company to such Indemnified Person in the requisite quantity and on a timely basis as aforementioned. It is agreed that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) Indemnification by Holders. In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with such

Registration Statement or Prospectus and agrees to (i) indemnify, to the fullest extent permitted by law, severally and not jointly, the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), from and against all Losses arising out of or based on any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered or any amendment thereto, in any preliminary or final Prospectus or any amendment or supplement thereto, or any documents incorporated by reference therein, in any Issuer Free Writing Prospectus, or in any Marketing Materials or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a preliminary or final Prospectus, any Issuer Free Writing Prospectus or any Marketing Materials, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, preliminary or final Prospectus or amendment or supplement thereto, or documents incorporated by reference therein, Issuer Free Writing Prospectus or Marketing Materials in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for inclusion therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of each selling Holder hereunder shall be limited to the net proceeds received by such selling Holder from the sale of Registrable Securities covered by such Registration Statement; and (ii) reimburse the Company and its directors and officers who sign such Registration Statement for any legal or other expenses reasonably incurred by the Company and such directors and officers in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 7(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel for an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution.

(i) If the indemnification provided for in Section 7(a) or Section 7(b) is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d)(i). Notwithstanding the provisions of this Section 7(d), an indemnifying party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Registrable Securities sold by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Conflict of Provisions. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 8. Rule 144 Requirements.

The Company covenants, for so long as any Registrable Securities remain outstanding and during any period in which the Company is subject to Section 13 or 15(d) of the Exchange Act, that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take any such further action as requested, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC; provided, however, that the Company shall not be required hereunder to make any premature disclosure in the event of a Delay Condition. Upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 9. Underwritten Registrations.

(a) If any offering effected off the Resale Shelf Registration Statement is an underwritten offering, the selling Holders shall have the right to select the investment banker or investment bankers and managers to administer the offering, in consultation with the Company. The Company shall have the right to select the investment banker or investment bankers and managers to administer any Piggyback Registration, in consultation with the selling Holders, provided that they are selling Registrable Securities in such offering.

(b) If any offering effected off the Resale Shelf Registration Statement is an underwritten offering, the price, underwriting discount and amount of the Registrable Securities shall be determined by the Holders in consultation with the managing underwriters. In addition, in the case of any underwritten offering of Registrable Securities, each of the Holders may, subject to any limitations on withdrawal contained in this Agreement, withdraw all or part of their request to participate in such offering after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise.

(c) Subject to the amended and restated stockholders agreement, dated October 25, 2005, entered into between the Investors and the Company, the sale and allotment of Registrable Securities in an underwritten offering shall be determined by the Holders in consultation with the managing underwriters. The Holders and managing underwriters will make available for inspection by the Company the allocation book and any related documentation prior to each underwritten offering of Registrable Securities effected off the Resale Shelf Registration Statement.

(d) No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities it desires to have covered by the Registration Statement on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided, that such Person shall not be required to make any representations or warranties other than those related to title and ownership of shares and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus or other document in reliance upon and in conformity with written information furnished to the Company or the managing underwriter by such Person.

Section 10. Limitation on Subsequent Registration Rights.

The Company shall not, without the prior written consent of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are equivalent to or more favorable than the registration rights granted to Holders of Registrable Securities hereunder, or which would reduce the amount of Registrable Securities the Holders can include in any Registration Statement filed pursuant to Section 2 hereof, unless such rights are subordinate to those of the Holders of Registrable Securities. For the sake of clarity, nothing contained in this Agreement shall restrict or limit the Company’s ability to effect a primary offering of its securities, subject to the amended and restated stockholders agreement, dated October 25, 2005, entered into between the Investors and the Company, as may be further amended or supplemented.

Section 11. Public Statements.

Any written public statement by the Investors in connection with an effective Registration Statement, or an offering or sale of Registrable Securities pursuant thereto, will be prepared by the Investors or counsel for the Investors in consultation with the managing underwriters, if any, and will be subject to prior review and comment by the Company and its counsel.

Section 12. Conditions and Covenants.

The Company’s obligations hereunder and the Investors’ right to sell any securities of the Company held by them, whether pursuant to a Registration Statement or otherwise, are conditioned upon and subject to the following: prior to any distribution of any shares of Common Stock to any Investor’s or any Investor’s Affiliate’s stockholders, the Investors will consult with Company with a view to maintaining an orderly trading market in the Company’s shares.

Section 13. Miscellaneous.

(a) Term. Subject to Section 2(d), this Agreement shall terminate and be of no further force or effect when the Holders cease to own any Registrable Securities; provided, that the provisions of Section 5, Section 7(a), Section 13(f), Section 13(g) and Section 13(l) shall survive any such termination.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Holders of at least a majority of the Registrable Securities and the Company; provided, however, that in no event shall the obligations of any Holder be materially increased or the rights of any such holder be adversely affected (without similarly adversely affecting the rights of all such holders), except upon the written consent of such holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement.

(c) Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered (i) personally, (ii) by courier, (iii) by facsimile transmission (with receipt confirmed) or (iv) mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

If to any of the Investors, to:

WBL Corporation Limited

801, Lorong 7 Toa Payoh, #07-00

Wearnes Building

Singapore 319319

Facsimile: (65) 6258-3505

Attn: Lim Swee Hong

To the Company:

Multi-Fineline Electronix, Inc.

8659 Research Drive

Irvine, CA 92618

Facsimile: (714) 203-6965

Attn: General Counsel

with a copy to:

DLA Piper LLP (US)

2525 East Camelback Road, Suite 1000

Phoenix, Arizona 85016

Facsimile: (480) 606-5524

Attn: Steven D. Pidgeon, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 13(c), be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 13(c), be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 13(c), be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such state, without giving effect to the conflicts of laws principles thereof.

(g) Consent to Jurisdiction. Each party hereby submits to the non-exclusive jurisdiction of the United States District Court for the District of Delaware or any court of the State of Delaware in any action, suit or proceeding arising in connection with this Agreement.

(h) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i) Entire Agreement. This Agreement, together with the Confidentiality Agreement, are intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement and the Confidentiality Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

(j) Securities Held by the Company or its Subsidiaries. Whenever the consent or approval of the Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k) Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

(l) WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 13(l) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS Section 13(l) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(m) No Assignment. This Agreement shall not be sold, transferred or assigned by an Investor, whether by operation of law or otherwise, without the prior written consent of the Company, except to Permitted Assigns. “Permitted Assign” means (1) any Person that purchases or receives Registrable Securities from the Investors in a private sale, or (2) any Person that is or would become, or each Person in a group acting in concert if such Person’s Beneficial Ownership of the Company’s then outstanding Common Stock, when aggregated with those of every other Person in the group, renders such Person, an Affiliate of the Company upon assignment, sale or transfer of Registrable Securities by an Investor to such Person, provided that (x) the Investor complies with the other provisions hereof, (y) the assignee agrees in writing to be bound by the Investors’ obligations herein and (z) the Company has been notified of the proposed assignment, sale or transfer at least ten (10) days prior thereto. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and Permitted Assigns of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first above written.

MULTI -FINELINE ELECTRONIX, INC.

By:	/s/ Thomas Liguori
Name:	Thomas Liguori
Title:	Executive Vice President & CFO

WEARNES TECHNOLOGY (PRIVATE) LIMITED

By:	/s/ Ong Kim Teck
Name:	Ong Kim Teck
Title:	Director

UNITED WEARNES TECHNOLOGY PTE LTD

By:	/s/ Tan Chee Keong Roy
Name:	Tan Chee Keong Roy
Title:	Director

WBL CORPORATION LIMITED

By:	/s/ Norman Ip
Name:	Norman Ip
Title:	Chairman

Registration Rights Agreement - Signature Page